UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2022

SPECTRUM PHARMACEUTICALS INC

(Exact name of registrant as specified in its charter)

Delaware	001-35006	93-0979187
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11500 South Eastern Avenue Suite 220 Henderson Nevada	89052
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 835-6300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SPPI	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Private Placement Transaction

On January 3, 2022, Spectrum Pharmaceuticals, Inc. (the “Company”) entered into a privately-negotiated securities purchase agreement (the “Securities Purchase Agreement”) with Hanmi Pharmaceutical Co., Ltd., an existing stockholder of the Company and the counterparty to the Company’s license agreements for both ROLONTIS® (eflapegrastim) and poziotinib (the “Investor”). Pursuant to the Securities Purchase Agreement, the Investor agreed to purchase an aggregate of 12,500,000 shares of Common Stock, par value $0.001 per share (“Common Stock”), of the Company at a price equal to $1.60 per share of Common Stock (the “Private Placement Transaction”), for an aggregate purchase price of $20,000,000. The Private Placement Transaction is expected to close on or around January 6, 2022.

Pursuant to the Securities Purchase Agreement, for so long as the Investor shall beneficially own at least five percent (5%) of the total issued and outstanding shares of Common Stock, the Company shall take any and all actions reasonably necessary to nominate and appoint a designee of the Investor to serve as a member of the Board of Directors of the Company. Additionally, for so long as the Investor shall beneficially own at least five percent (5%) of the total issued and outstanding shares of Common Stock, if the Company proposes to issue any shares of the Common Stock, other shares of its capital stock or any securities exchangeable or convertible to shares of its capital stock in a bona fide capital raising transaction (other than pursuant to an at-the-market offering), the Investor shall have a preemptive right to purchase a pro rata portion of such securities, based on its ownership percentage of the Company’s capital stock immediately prior to such issuance, calculated as set forth in the Securities Purchase Agreement.

In connection with the Private Placement Transaction, the Company has agreed to file a registration statement with the Securities and Exchange Commission (the “Commission”), within twelve (12) months of the closing date of the Private Placement Transaction, in order to effect a registration for the resale by the Investor of all shares of Common Stock held by the Investor and its affiliates on the date of the Securities Purchase Agreement, including the shares of Common Stock purchased through the Private Placement Transaction.

The representations, warranties and covenants contained in the Securities Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties thereto, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Securities Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Private Placement Transaction, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Commission.

The foregoing description of the Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by the full text of the Securities Purchase Agreement that is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02 in its entirety. The Common Stock will be issued to the Investor on the closing date of the Private Placement Transaction in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act. The Investor has represented that it is an “accredited investor” and is acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the securities have not been registered under the Securities Act and they may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. Neither this Current Report on Form 8-K nor the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or any other securities of the Company.

Item 8.01	Other Events.

On January 4, 2022, the Company issued a press release announcing the Private Placement Transaction. A copy of the press release is attached hereto as Exhibit 99.1 to this Report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Securities Purchase Agreement, dated January 3, 2022, between Spectrum Pharmaceuticals, Inc. and Hanmi Pharmaceutical Co., Ltd.

99.1	Press Release, dated January 4, 2022.

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRUM PHARMACEUTICALS, INC.

Date: January 4, 2022	By:	/s/ Kurt A. Gustafson
Kurt A. Gustafson Executive Vice President and Chief Financial Officer